As filed with the United States Securities and Exchange Commission on November 4, 2020

Registration No. 333- _____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PERION NETWORK LTD.
 (Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

26 HaRokmim Street
Holon 5885849, Israel
Tel: (+972) (73) 398-1000
 (Address of Principal Executive Offices)(Zip Code)

Equity Incentive Plan
(Full Title of the Plans)

Intercept Interactive Inc. d/b/a Undertone
One World Trade Center, 77th Floor, Suite A, New York, NY
New York, NY 10007
Phone:  (212) 685-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Shachar Hadar Meitar | Law Offices 16 Abba Hillel Road Ramat Gan 5250608, Israel Tel: +972 (3) 610-3100 Fax: +972 (3) 610-3111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, NIS 0.03 par value per share (“Ordinary Shares”)
Ordinary Shares reserved for issuance under the Equity Incentive Plan, as amended (the “Plan”)	1,350,000	$7.35	$9,992,500	$1,090.18

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional Ordinary Shares which become issuable under the Plan of Perion Network Ltd. (the “Company” or the “Registrant”), by reason of any share dividend, share split, recapitalization or other similar transaction effected without the receipt of consideration (or by anti-dilution provisions in respect thereof) which results in an increase in the number of the outstanding Ordinary Shares of the Company.

(2)
Estimated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices reported for an Ordinary Share on the Nasdaq Global Select Market on November 2, 2020.

EXPLANATORY NOTE

The Company initially filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) on May 10, 2006 (File No. 333-133968) (the “Original S-8”) to register under the Securities Act the offer and sale of 456,000 Ordinary Shares pursuant to the Plan. The Company then filed additional Registration Statements on Form S-8 (with the Commission file numbers indicated below) on the following dates to register the offer and sale of the following additional numbers of shares under the Plan (collectively with the Original S-8, the “Prior Registration Statements”):

Date	SEC File Number	Number of Shares
June 30, 2008	333-152010	333,333
January 20, 2011	333-171781	333,333
May 20, 2013	333-188714	333,333
November 18, 2013	333-192376	666,667
December 31, 2013	333-193145	1,378,682
April 27, 2015	333-203641	666,667
December 1, 2015	333-208278	1,666,667
March 7, 2017	333-216494	1,666,667
March 16, 2020	333-237196	1,300,000

On August 26, 2018, following the approval of a special general meeting of its shareholders held on August 2, 2018, the Company executed a 3-to-1 reverse share split of the Company’s ordinary shares, such that each three ordinary shares, par value NIS 0.01 per share, then outstanding were consolidated into one ordinary share, par value NIS 0.03. Accordingly, and unless otherwise indicated, all of the share numbers referenced above have been adjusted, on a retroactive basis, to reflect that 3-to-1 reverse share split.

This Registration Statement has been prepared and filed pursuant to General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of the offer and sale of an additional 1,350,000 Ordinary Shares pursuant to the Plan from time to time.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements related to the Plan are incorporated by reference herein and made a part of this Registration Statement, except as amended hereby.

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the Commission on March 16, 2020 (the “2019 Form 20-F”);

(b)
The Registrant’s reports of Foreign Private Issuer on Form 6-K furnished to the Commission on May 6, 2020 (relating solely to the GAAP financial statements tables for the quarter ended March 31, 2020 contained in the press release attached as Exhibit 99.1 thereto), May 20, 2020, July 22, 2020 (excluding Exhibit 99.1 thereto), August 5, 2020 (relating solely to the GAAP financial statements tables for the quarter ended June 30, 2020 contained in the press release attached as Exhibit 99.1 thereto), September 14, 2020 (only with respect to Exhibit 99.1 and 99.2 thereto), October 28, 2020 (relating solely to the GAAP financial statements tables for the quarter ended September 30, 2020 contained in the press release attached as Exhibit 99.1 thereto) and November 2, 2020 (excluding the statements of Perion’s CEO, CodeFuel’s GM and Microsoft’s VP of Global Partnerships contained in Exhibit 99.1 thereto); and

(c)
The description of the Registrant’s Ordinary Shares set forth in the Prospectus, dated January 30, 2006, contained in the Registrant’s registration statement on Form F-1/A (No. 333-129246), filed with the Commission on January 30, 2006, as updated by (ii) Exhibit 2.1 to the 2019 Form 20-F, and any amendment or report filed for the purpose of further updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, and any Reports of Foreign Private Issuer on Form 6-K subsequently furnished by the Registrant to the Commission during such period (or portions thereof) that are identified in such forms as being incorporated into this Registration Statement, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the respective dates of filing or furnishing (as applicable) of such documents. Any statement contained in this Registration Statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed or furnished document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS.

The following exhibits to this Registration Statement on Form S-8 are filed together herewith or incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit

5.1*	Opinion of Meitar | Law Offices as to the legality of the Registrant’s Ordinary Shares

23.1*	Consent of Kost, Forer, Gabbay and Kasierer, a member of Ernst & Young Global

23.2*	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm (as auditors to Content IQ LLC)

23.3*	Consent of Meitar | Law Offices (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

99.1	Perion 2003 Israeli Share Option Plan and U.S. Addendum(1)

99.2	Perion Equity Incentive Plan(2)

*	Filed herewith.

(1)	Previously filed with the SEC on April 29, 2013 as an exhibit to the Registrant’s annual report on Form 20-F, and incorporated herein by reference

(2)	Previously filed with the SEC on October 15, 2013 as an exhibit to the Registrant’s report of foreign private issuer on Form 6-K, and incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Holon, Israel, on this 4th day of November, 2020.

Perion Network Ltd.

By:	/s/ Doron Gerstel
Name:	Doron Gerstel
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and/or officers of the Registrant, hereby severally constitute and appoint Doron Gerstel and Maoz Sigron, and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith, and any and all amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 4, 2020.

Name	Title

/s/ Eyal Kaplan	Chairman of the Board of Directors
Eyal Kaplan

/s/ Doron Gerstel	Chief Executive Officer
Doron Gerstel	(Principal Executive Officer)

/s/ Maoz Sigron	Chief Financial Officer
Maoz Sigron	(Principal Financial Officer and Principal Accounting Officer)

/s/ Dror Erez	Director
Dror Erez

/s/ Sarit Firon	Director
Sarit Firon

/s/ Rami Schwartz	Director
Rami Schwartz
/s/ Michael Vorhaus	Director
Michael Vorhaus /s/ Joy Marcus	Director
Joy Marcus

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Perion Network Ltd., has signed this registration statement on November 4, 2020.

Intercept Interactive Inc. D/B/A Undertone

By:	/s/ Doron Gerstel
Name:	Doron Gerstel
Title:	Director